Exhibit 10.1

EXECUTION COPY

COMMON STOCK AND WARRANT PURCHASE AGREEMENT

This COMMON STOCK AND WARRANT PURCHASE AGREEMENT this (“Agreement”), dated as of January 2, 2007 by and among Sontra Medical Corporation, a Minnesota corporation (the “Company”), Sherbrooke Partners, LLC, a Delaware limited liability company (“Sherbrooke”), and the purchasers identified on Exhibit A hereto (each, including Sherbrooke, a “Purchaser” and collectively, including Sherbrooke, the “Purchasers”), for the purchase and sale of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and warrants to purchase shares of Common Stock, by the Purchasers.

WHEREAS, on November 22, 2006, the Company received a deficiency letter (the “Letter”) from the staff of the Nasdaq Capital Market (“NASDAQ”) indicating that the Company was not in compliance with multiple continued listing requirements and that the staff of NASDAQ was reviewing the Company’s eligibility for continued listing on NASDAQ, and to facilitate this review, the Company had to submit to NASDAQ the Company’s specific plan to achieve and sustain compliance with all NASDAQ listing requirements;

WHEREAS, the Letter further stated that if, after the conclusion of its review, NASDAQ determined that the Company’s plan did not adequately address the issue of compliance with NASDAQ’s listing requirements, NASDAQ would provide the Company written notification that the Common Stock would be delisted;

WHEREAS, on December 21, 2006, the Board of Directors (the “Board”) of the Company elected to voluntarily delist the Common Stock from NASDAQ and to cease the Company’s operations while continuing to seek financing;

WHEREAS, on or about December 29, 2006, a representative of Sherbrooke approached the Board regarding a potential investment in the Company on the terms and subject to the conditions set forth herein (the “Investment”);

WHEREAS, certain members of the Board and/or executive officers of the Company have elected to participate in the Investment, and that such participation is a condition to the consummation of the Investment;

WHEREAS, the members of the Board not participating in the Investment have determined that the Investment is consistent with and in furtherance of the long-term business strategy of the Company and fair to, and in the best interests of, the Company and its shareholders and has approved and adopted this Agreement and declared its advisability and approved the Investment and the other transactions contemplated by this Agreement;

WHEREAS, the Purchasers intend to commence a business, legal and accounting due diligence investigation of the Company immediately after the date hereof (the “Due Diligence Investigation”) and to complete the Due Diligence Investigation on or before January 18, 2007;

WHEREAS, independent of the Investment, the Company intends to finalize the delisting of its Common Stock from NASDAQ on or about January 18, 2007, but intends to maintain the registration of its Common Stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and to continue to file all reports required to be filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Exchange Act;

WHEREAS, the Company wishes to sell to the Purchasers, and the Purchasers wish to purchase from the Company, the Securities, all upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the promises and the mutual agreements and covenants hereinafter set forth, and intending to be legally bound, the Company and the Purchasers hereby agree as follows:

ARTICLE I

PURCHASE AND SALE OF COMMON STOCK AND WARRANTS

Section 1.1 Purchase and Sale of Common Stock and Warrants.

(a) Upon the following terms and subject to the following conditions, the Company shall issue and sell to the Purchasers, and the Purchasers shall purchase from the Company, 6,000,000 shares of Common Stock (the “Shares”) at a price per share of $0.10 (the “Per Share Purchase Price”) for an aggregate purchase price of $600,000 (the “Purchase Price”). Each Purchaser shall pay the portion of the Purchase Price set forth opposite its name on Exhibit A hereto (the “Purchasers Schedule”). Up until the Closing, Sherbrooke may amend the Purchasers Schedule under the heading “Investors” and appropriately allocate among additional investors the investment amounts and number of Shares and Warrants to be issued (so long as any such amendment does not cause the Purchase Price to equal an amount less than $600,000), and any Purchaser added to such amended Purchasers Schedule shall execute and deliver a counterpart signature page to this Agreement. Upon such execution and delivery, such additional investor shall become a party to this Agreement and shall become a Purchaser hereunder with all the rights and obligations of a Purchaser. The Company and the Purchasers are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded by Section 4(2) of the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), including Regulation D (“Regulation D”), and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments to be made hereunder.

(b) Upon the following terms and conditions and for no additional consideration, each of the Purchasers shall be issued Warrants, in substantially the form attached hereto as Exhibit B (the “Warrants”), to purchase the number of shares of Common Stock equal to twenty-five percent (25%) of the number of Shares purchased by each Purchaser pursuant to the terms of this Agreement, as set forth opposite such Purchaser’s name on Exhibit A hereto. The Warrants shall expire two (2) years from the Closing Date and shall have an exercise price per share equal to $0.21. Any shares of Common Stock issuable upon exercise of the Warrants (and such shares when issued) are herein referred to as the “Warrant Shares”. The

Shares, the Warrants and the Warrant Shares are sometimes collectively referred to herein as the “Securities”.

Section 1.2 Purchase Price and Closing. In consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Company agrees to issue and sell to the Purchasers and, in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Purchasers, severally but not jointly, agree to purchase the number of Shares and Warrants, in each case, set forth opposite their respective names on Exhibit A. The closing of the purchase and sale of the Shares and Warrants to be acquired by the Purchasers from the Company under this Agreement (the “Closing”) shall take place on Thursday, January 18, 2007 or on such other date as the Purchasers and the Company may mutually agree upon (the “Closing Date”), provided, that all of the conditions set forth in Article IV hereof and applicable to the Closing shall have been fulfilled or waived in accordance herewith. At the Closing, the Company shall deliver or cause to be delivered to each Purchaser (i) a certificate registered in the name of the Purchaser representing the number of Shares as is set forth opposite the name of such Purchaser on Exhibit A, (ii) a Warrant to purchase such number of shares of Common Stock as is set forth opposite the name of such Purchaser on Exhibit A and (iii) any other deliveries as required by Article IV. At the Closing, each Purchaser shall deliver its portion of the Purchase Price by wire transfer to an account designated by the Company.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1 Representations and Warranties of the Company. Except as expressly set forth in the Commission Documents (defined below), excluding, however, the disclosures in any “Risk Factors” section of the Commission Documents, the Company hereby represents and warrants to each Purchaser as follows, , as of the date hereof and the Closing Date:

(a) Organization, Good Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Minnesota and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. Other than Sontra Medical, Inc. (“SMI”), the Company does not have any Subsidiaries (defined below) or own securities of any kind in any other entity. Each of the Company and SMI is duly qualified to do business as a foreign corporation and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary except for any jurisdiction(s) (alone or in the aggregate) in which the failure to be so qualified will not have a Material Adverse Effect. For the purposes of this Agreement, “Material Adverse Effect” means any effect on the business, results of operations, prospects, assets or condition (financial or otherwise) of the Company that is material and adverse to the Company and SMI and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company from entering into and performing any of its obligations under the Transaction Documents (as defined below) in any material respect.

(b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and perform this Agreement and the Warrants (together, the “Transaction Documents”) and to issue and sell the Securities in accordance with the terms hereof and to complete the transactions contemplated by the Transaction Documents. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company, the Board or its shareholders is required. When executed and delivered by the Company, each of the Transaction Documents shall constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(c) Capitalization. The authorized capital stock of the Company consists of (i) 60 million shares of Common Stock and (ii) 10 million shares of preferred stock, $0.01 par value, of which 7 million shares are designated as series A convertible preferred stock (“Preferred Stock”). As of the date hereof, (i) 2,934,251 shares of Common Stock and 73,334 shares of Preferred Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable, and (ii) 600,000 shares of Common Stock are reserved for issuance pursuant to employee stock options granted pursuant to the Company’s equity compensation plans (the “Company Plans”). All of the outstanding shares of the Common Stock, Preferred Stock and any other outstanding security of the Company have been duly and validly authorized and validly issued, fully paid and nonassessable and were issued in accordance with the registration or qualification provisions of the Securities Act, or pursuant to valid exemptions therefrom. Except as set forth in this Agreement, no shares of Common Stock, Preferred Stock or any other security of the Company are entitled to preemptive rights, registration rights, rights of first refusal or similar rights and there are no outstanding warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company. Furthermore, except as set forth in this Agreement, there are no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company. Except for customary transfer restrictions contained in agreements entered into by the Company in order to sell restricted securities, the Company is not a party to or bound by any agreement or understanding granting registration or anti-dilution rights to any person with respect to any of its equity or debt securities. The Company is not a party to, and it has no knowledge of, any agreement or understanding restricting the voting or transfer of any shares of the capital stock of the Company. There are no outstanding debt securities, or other form of material debt of the Company or SMI. There are no contracts, commitments, understandings, agreements or arrangements under which the Company or SMI is required to register the sale of any of their securities under the Securities Act. There are no outstanding securities of the Company or SMI that contain any redemption or similar provisions, and there are no contracts, commitments, understandings, agreements or arrangements by which the Company or SMI is or may become bound to redeem a security of the Company or SMI. There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the

Securities. The Company does not have any stock appreciation rights or “phantom stock” plans or agreements, or any similar plan or agreement. As of the date of this Agreement, except as set forth in filings made with the Commission, to the Company’s knowledge, no Person (as defined below) or group of related Persons beneficially owns (as determined pursuant to Rule 13d-3 promulgated under the Exchange Act) or has the right to acquire by agreement with or by obligation binding upon the Company, beneficial ownership of in excess of 5% of the Common Stock. Any Person with any right to purchase securities of the Company that would be triggered as a result of the transactions contemplated hereby or by any of the other Transaction Documents has waived such rights or the time for the exercise of such rights has passed, except where failure of the Company to receive such waiver would not have a Material Adverse Effect. There are no options, warrants or other outstanding securities of the Company (including, without limitation, any equity securities issued pursuant to any Company Plan) the vesting of which will be accelerated by the transactions contemplated hereby or by any of the other Transaction Documents. None of the transactions contemplated by this Agreement or by any of the other Transaction Documents shall cause, directly or indirectly, the acceleration of vesting of any “in the money” options issued pursuant the Company’s stock option plans.

(d) Issuance of Securities. The Shares and the Warrants to be issued at the Closing have been duly authorized by all necessary corporate action and, when paid for and issued in accordance with the terms hereof and the Warrants, respectively, the Shares and the Warrant Shares will be validly issued, fully paid and nonassessable and free and clear of all liens, encumbrances and rights of refusal of any kind and the holders shall be entitled to all rights accorded to a holder of Common Stock.

(e) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (i) violate any provision of the Company’s Articles of Incorporation (the “Articles”) or Bylaws (the “Bylaws”), each as amended to date, or SMI’s comparable charter documents, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company or SMI is a party or by which the Company’s or SMI’s respective properties or assets are bound, or (iii) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or SMI or by which any property or asset of the Company or SMI is bound or affected, except, in all cases, other than violations pursuant to clauses (i) or (iii) (with respect to federal and state securities laws) above, except, for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor SMI is required under federal, state, foreign or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Transaction Documents or issue and sell the Securities in accordance with the terms hereof (other than any filings, consents and approvals which may be required to be made by the Company under applicable state and federal securities laws).

(f) Commission Documents, Financial Statements. The Common Stock of the Company is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act, including pursuant to Sections 13, 14 or 15(d) thereof (all of the foregoing and all exhibits included therein and financial statement and schedules thereto, including filings incorporated by reference therein being referred to herein as the “Commission Documents”). At the times of their respective filings, each of the Commission Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and the Form 10-QSB and Form 10-KSB at the time of their respective filings did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the Commission Documents were complete and correct in all material respects and complied with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company and SMI as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(g) Subsidiaries. For the purposes of this Agreement, “Subsidiary” shall mean any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or SMI. All of the outstanding shares of capital stock of SMI have been duly authorized and validly issued, and are fully paid and nonassessable. There are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon SMI for the purchase or acquisition of any shares of capital stock of SMI or any other securities convertible into, exchangeable for or evidencing the rights to subscribe for any shares of such capital stock. Neither the Company nor SMI is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of the capital stock of SMI or any convertible securities, rights, warrants or options of the type described in the preceding sentence. Neither the Company nor SMI is party to, nor has any knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of SMI.

(h) No Material Adverse Change. Since December 31, 2005, the Company has not experienced or suffered any Material Adverse Effect.

(i) No Undisclosed Liabilities. Since December 31, 2005, neither the Company nor SMI has incurred any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) other than those incurred in the ordinary course of the Company’s or SMI’s respective businesses or which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect. Since December 31, 2005, none of the Company or SMI has participated in any transaction material to the condition of the Company which is outside of the ordinary course of its business.

(j) No Undisclosed Events or Circumstances. Since December 31, 2005, no event or circumstance has occurred or exists with respect to the Company or SMI or their respective businesses, properties, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

(k) Indebtedness. For the purposes of this Agreement, “Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed in excess of $300,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of liabilities for borrowed money of others in excess of $100,000, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $25,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor SMI is in default with respect to any Indebtedness.

(l) Title to Assets. Each of the Company and SMI has good and valid title to all of its real and personal property reflected in the Commission Documents, free and clear of any mortgages, pledges, charges, liens, security interests or other encumbrances, except for those that, individually or in the aggregate, do not cause a Material Adverse Effect. All said leases of the Company and SMI are valid and subsisting and in full force and effect.

(m) Actions Pending. There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or other proceeding pending or, to the knowledge of the Company, threatened against the Company or SMI which questions the validity of this Agreement or any of the other Transaction Documents or any of the transactions contemplated hereby or thereby or any action taken or to be taken pursuant hereto or thereto. There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or other proceeding pending or, to the knowledge of the Company, threatened against or involving the Company, SMI or any of their respective properties or assets, which individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or SMI or any officers or directors of the Company or SMI in their capacities as such, which individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(n) Compliance with Law. The business of the Company and SMI has been and is presently being conducted in accordance with all applicable federal, state and local governmental laws, rules, regulations and ordinances, except as, individually or in the aggregate, the noncompliance therewith could not reasonably be expected to have a Material

Adverse Effect. The Company and SMI have all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(o) Taxes. Each of the Company and SMI has accurately prepared and filed all federal, state and other tax returns required by law to be filed by it, has paid all taxes shown to be due and all additional assessments, and adequate provisions have been and are reflected in the financial statements of the Company and SMI for all current taxes and other charges to which the Company or SMI is subject and which are not currently due and payable. None of the federal income tax returns of the Company or SMI has been audited by the Internal Revenue Service. The Company has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal or state) of any nature whatsoever, whether pending or threatened against the Company or SMI for any period, nor of any basis for any such assessment, adjustment or contingency.

(p) Certain Fees. The Company has not employed any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders’ structuring fees, financial advisory fees or other similar fees in connection with the Transaction Documents.

(q) Disclosure. Neither this Agreement nor any other documents, certificates or instruments furnished to the Purchasers by or on behalf of the Company or SMI in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

(r) Operation of Business. Each of the Company and SMI owns or possesses the rights to use all patents, trademarks, domain names (whether or not registered) and any patentable improvements or copyrightable derivative works thereof, websites and intellectual property rights relating thereto, service marks, trade names, copyrights, licenses and authorizations which are necessary for the conduct of its business as now conducted without any conflict or infringement with the rights of others.

(s) Environmental Compliance. Each of the Company and SMI have obtained all material approvals, authorization, certificates, consents, licenses, orders and permits or other similar authorizations of all governmental authorities, or from any other person, that are required under any Environmental Laws. “Environmental Laws” shall mean all applicable laws relating to the protection of the environment including, without limitation, all requirements pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, material or wastes, whether solid, liquid or gaseous in nature. The Company has all necessary governmental approvals required under all Environmental Laws and used in its business or in the business of SMI, except for such instances as would not individually or in the aggregate have a Material Adverse Effect. The Company and SMI are also in compliance with all other limitations, restrictions, conditions, standards, requirements, schedules and timetables required or imposed under all Environmental Laws. Except for such instances as would not individually or in the aggregate have a Material Adverse Effect, there are no past or present events, conditions, circumstances, incidents, actions or omissions relating to or in any way affecting the Company or SMI that violate or would be reasonably likely to violate any Environmental Law after the Closing or that would be reasonably likely to give rise to any environmental liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation (i) under any Environmental Law or (ii) based on or related to the manufacture, processing, distribution, use, treatment, storage (including, without limitation, underground storage tanks), disposal, transport or handling, or the emission, discharge, release or threatened release of any hazardous substance.

(t) Books and Records; Internal Accounting Controls. The records and documents of the Company and SMI accurately reflect in all material respects the information relating to the business of the Company and SMI, the location and collection of their assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company or any Subsidiary. The Company and SMI maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions are taken with respect to any differences and (v) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis. There are no significant deficiencies or material weaknesses in the design or operation of internal controls over financial reporting that would reasonably be expected to adversely affect the Company’s ability to record, process, summarize and report financial information, and there is no fraud, whether or not material, that involves management or, to the knowledge of the Company, other employees who have a significant role in the Company’s internal controls and the Company has provided to the Purchaser copies of any written materials relating to the foregoing.

(u) Material Agreements. Except for the Transaction Documents (with respect to clause (i) only), or as would not be reasonably likely to have a Material Adverse Effect, (i) each of the Company and SMI has performed all obligations required to be performed by them to date under any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, filed or required to be filed with the Commission (the “Material Agreements”), (ii) neither the Company nor SMI has received any notice of default under any Material Agreement and, (iii) to the best of the Company’s knowledge, neither the Company nor SMI is in default under any Material Agreement.

(v) Transactions with Affiliates. There are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions between (a) the Company, SMI or any of their respective customers or suppliers on the one hand, and (b) on the other hand, any officer, employee, consultant or director of the Company, or SMI, or any person owning any capital stock of the Company or SMI or any member of the immediate family of such officer, employee, consultant, director or shareholder or any corporation or other entity controlled by such officer, employee, consultant, director or shareholder, or a member of the immediate family of such officer, employee, consultant, director or shareholder which, in each case, is required to be disclosed in the Commission Documents or in the Company’s most recently filed definitive proxy statement on Schedule 14A, that is not so disclosed in the Commission Documents or in such proxy statement.

(w) Securities Act of 1933. Subject to the accuracy and completeness of the representations and warranties of the Purchasers contained in Section 2.2 hereof, the Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Securities hereunder. Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the Securities or similar securities to, or solicit offers with respect thereto from, or enter into any negotiations relating thereto with, any person, or has taken or will take any action so as to bring the issuance and sale of any of the Securities under the registration provisions of the Securities Act and applicable state securities laws, and neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the Securities.

(x) Governmental Approvals. Except for the filing of any notice prior or subsequent to the Closing that may be required under applicable state and/or federal securities laws (which if required, shall be filed on a timely basis), no authorization, consent, approval, license, exemption of, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the execution or delivery of the Securities, or for the performance by the Company of its obligations under the Transaction Documents.

(y) Employees; Labor Relations. Neither the Company nor SMI has any collective bargaining arrangements or agreements covering any of its employees. Neither the Company nor SMI has any employment contract, agreement regarding proprietary information, non-competition agreement, non-solicitation agreement, confidentiality agreement, or any other similar contract or restrictive covenant, relating to the right of any officer, employee or consultant to be employed or engaged by the Company or SMI required to be disclosed in the Commission Documents that is not so disclosed. Except as could not reasonably be expected to have a Material Adverse Effect, (i) neither the Company nor SMI is engaged in any unfair labor practice, (ii) there is no strike, labor dispute, slowdown or stoppage pending or, to the knowledge of the Company, threatened against the Company or SMI, and (iii) neither the Company nor SMI is a party to any collective bargaining agreement or contract.

(z) Absence of Certain Developments. Since December 31, 2005, neither the Company nor SMI has:

(i) issued any stock, bonds or other corporate securities or any right, options or warrants with respect thereto;

(ii) borrowed any amount in excess of $300,000 or incurred or become subject to any other liabilities in excess of $100,000 (absolute or contingent) except current liabilities incurred in the ordinary course of business which are comparable in nature and amount to the current liabilities incurred in the ordinary course of business during the comparable portion of its prior fiscal year, as adjusted to reflect the current nature and volume of the business of the Company and SMI;

(iii) discharged or satisfied any lien or encumbrance in excess of $250,000 or paid any obligation or liability (absolute or contingent) in excess of $250,000, other than current liabilities paid in the ordinary course of business;

(iv) declared or made any payment or distribution of cash or other property to shareholders with respect to its stock, or purchased or redeemed, or made any agreements so to purchase or redeem, any shares of its capital stock, in each case in excess of $50,000 individually or $100,000 in the aggregate;

(v) sold, assigned or transferred any other tangible assets, or canceled any debts or claims, in each case in excess of $100,000, except in the ordinary course of business;

(vi) sold, assigned or transferred any patent rights, trademarks, trade names, copyrights, trade secrets or other intangible assets or intellectual property rights in excess of $250,000, or disclosed any proprietary confidential information to any person except to customers in the ordinary course of business or to the Purchasers or their representatives;

(vii) suffered any material losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business;

(viii) made any changes in employee compensation except in the ordinary course of business and consistent with past practices;

(ix) made capital expenditures or commitments therefor that aggregate in excess of $100,000;

(x) entered into any material transaction, whether or not in the ordinary course of business;

(xi) made charitable contributions or pledges in excess of $10,000;

(xii) suffered any material damage, destruction or casualty loss, whether or not covered by insurance;

(xiii) experienced any material problems with labor or management in connection with the terms and conditions of their employment; or

(xiv) entered into an agreement, written or otherwise, to take any of the foregoing actions.

(aa) ERISA. No liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any Plan by the Company or SMI which is or would be materially adverse to the Company and SMI. The execution and delivery of this Agreement and the issuance and sale of the Securities will not involve any transaction which is subject to the prohibitions of Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or in connection with which a tax could be imposed pursuant to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), provided that, if any of the Purchasers, or any person or entity that owns a beneficial interest in any of the Purchasers, is an “employee pension benefit plan” (within the meaning of Section 3(2) of ERISA) with respect to which the Company is a “party in interest” (within the meaning of Section 3(14) of ERISA), the requirements of Sections 407(d)(5) and 408(e) of ERISA, if applicable, are met. As used in this Section 2.1(z), the term “Plan” shall mean an “employee pension benefit plan” (as defined in Section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or SMI or by any trade or business, whether or not incorporated, which, together with the Company or SMI, is under common control, as described in Section 414(b) or (c) of the Code.

(bb) Anti-takeover Device. Neither the Company nor SMI has any outstanding shareholder rights plan or “poison pill” or any similar arrangement. There are no provisions of any anti-takeover or business combination statute applicable to the Company, the Articles and the Bylaws which would preclude the issuance and sale of the Securities, the reservation for issuance of the Warrant Shares and the consummation of the other transactions contemplated by this Agreement or any of the other Transaction Documents.

(cc) Independent Nature of Purchasers. The Company acknowledges that the obligations of each Purchaser under the Transaction Documents are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under the Transaction Documents and the Company shall not be excused from performance of its obligations to any Purchaser under the Transaction Documents as a result of nonperformance or breach by any other Purchaser. The Company acknowledges that the decision of each Purchaser to purchase Securities pursuant to this Agreement has been made by such Purchaser independently of any other purchaser and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or SMI which may have made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser or any of its agents or employees shall have any liability to any Purchaser (or any other person) relating to or arising from any such information, materials, statements or opinions. The Company acknowledges that nothing contained herein, or in any Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. The Company acknowledges that each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that the Purchasers have retained their own individual counsel with respect to the transactions contemplated hereby. The Company acknowledges that it has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Purchasers.

(dd) No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act which would prevent the Company from selling the Securities pursuant to Regulation D and Rule 506 thereof under the Securities Act, or any applicable exchange-related shareholder approval provisions, nor will the Company or any of its affiliates or subsidiaries take any action or steps that would cause the offering of the Securities to be integrated with other offerings if such other offering, if integrated, would cause the offer and sale of the Securities not to be exempt from registration pursuant to Regulation D and Rule 506 thereof under the Securities Act. The Company does not have any registration statement pending before the Commission or currently under the Commission’s review and since June 30, 2006, the Company has not offered or sold any of its equity securities or debt securities convertible into shares of Common Stock.

(ee) Investment Company. The Company is not an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(ff) Sarbanes-Oxley Act. The Company is in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and the rules and regulations promulgated thereunder, that are effective and for which compliance by the Company is required as of the date hereof and intends to comply with other applicable provisions of the Sarbanes-Oxley Act, and the rules and regulations promulgated thereunder, upon the effectiveness of such provisions or the date by which compliance therewith by the Company is required.

Section 2.2 Representations and Warranties of the Purchasers. Each of the Purchasers hereby represents and warrants to the Company with respect solely to itself and not with respect to any other Purchaser as follows as of the date hereof and as of the Closing Date:

(a) Organization and Standing of the Purchasers. If the Purchaser is an entity, such Purchaser is a corporation, limited liability company or partnership duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization. If the Purchaser is an individual, such Purchaser is a bona fide resident and domiciliary (not a temporary or transient resident) of the state or other jurisdiction indicated on Exhibit A, and such Purchaser has no present intention of becoming a resident of any other state or jurisdiction.

(b) Authorization and Power. Such Purchaser has the requisite power and authority to enter into and perform the Transaction Documents and to purchase the Securities being sold to it hereunder. The execution, delivery and performance of the Transaction Documents by such Purchaser and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate, partnership or other action, and no further consent or authorization of such Purchaser or its Board of Directors, shareholders, partners or members, as the case may be, is required. When executed and delivered by the Purchasers, the other Transaction Documents shall constitute valid and binding obligations of such Purchaser enforceable against such Purchaser in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

(c) No Conflict. The execution, delivery and performance of the Transaction Documents by such Purchaser and the consummation by such Purchaser of the transactions contemplated thereby and hereby do not and will not (i) violate any provision of such Purchaser’s charter or organizational documents, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which such Purchaser is a party or by which such Purchaser’s respective properties or assets are bound, or (iii) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to such Purchaser or by which any property or asset of such Purchaser are bound or affected, except, in all cases, other than violations pursuant to clauses (i) or (iii) (with respect to federal and state securities laws) above, for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, materially and adversely affect such Purchaser’s ability to perform its obligations under the Transaction Documents.

(d) Acquisition for Investment. Such Purchaser is purchasing the Shares and Warrants and will purchase any Warrant Shares solely for its own account and not with a view to or for sale in connection with distribution. Such Purchaser does not have a present intention to sell any of the Shares, Warrants or Warrant Shares, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of any of the Shares, the Warrants or the Warrant Shares to or through any person or entity; provided, however, that by making the representations herein, such Purchaser does not agree to hold the Shares, the Warrants or the Warrant Shares for any minimum or other specific term and reserves the right to dispose of the Shares, the Warrants or the Warrant Shares at any time in accordance with Federal and state securities laws applicable to such disposition. Such Purchaser acknowledges that it (i) has such knowledge and experience in financial and business matters such that Purchaser is capable of evaluating the merits and risks of Purchaser’s investment in the Company, (ii) is able to bear the financial risks associated with an investment in the Securities and (iii) has been given full access to such records of the Company and to the officers of the Company as it has deemed necessary or appropriate to conduct its due diligence investigation.

(e) Rule 144. Such Purchaser understands that the Securities must be held indefinitely unless such Securities are registered under the Securities Act or an exemption from registration is available. Such Purchaser acknowledges that such person is familiar with Rule 144 of the rules and regulations of the Commission, as amended, promulgated pursuant to the Securities Act (“Rule 144”), and that such Purchaser has been advised that Rule 144 permits resales only under certain circumstances. Such Purchaser understands that to the extent that Rule 144 is not available, such Purchaser will be unable to sell any Securities without either registration under the Securities Act or the existence of another exemption from such registration requirement.

(f) General. Such Purchaser understands that the Securities are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities laws and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of such Purchaser to acquire the Securities. Such Purchaser understands that no United States federal or state agency or any government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

(g) No General Solicitation. Such Purchaser acknowledges that the Securities were not offered to such Purchaser by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which such Purchaser was invited by any of the foregoing means of communications. Such Purchaser, in making the decision to purchase the Securities, has relied upon independent investigation made by it and the representations, warranties and agreements set forth in the Transaction Documents and has not relied on any information or representations made by third parties.

(h) Accredited Investor. Such Purchaser is an “accredited investor” (as defined in Rule 501 of Regulation D), and such Purchaser has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Securities. Such Purchaser acknowledges that an investment in the Securities is speculative and involves a high degree of risk. Such Purchaser has completed or caused to be completed the Investor Questionnaire Certification attached hereto as Exhibit C certifying as to its status as an “accredited investor” and understands that the Company is relying upon the truth and accuracy of such information set forth therein to determine the suitability of such Purchaser to acquire the Securities.

(i) Certain Fees. The Purchasers have not employed any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders’

structuring fees, financial advisory fees or other similar fees in connection with the Transaction Documents.

(j) Independent Investment. No Purchaser has agreed to act with any other Purchaser for the purpose of acquiring, holding, voting or disposing of the Securities purchased hereunder for purposes of Section 13(d) under the Exchange Act, and each Purchaser is acting independently with respect to its investment in the Securities.

(k) Short Sales. No Purchaser has engaged in any short sales of the Common Stock or instructed any third parties to engage in any short sales of the Common Stock on its behalf prior to the Closing Date. Each Purchaser covenants and agrees that it will not be in a net short position with respect to the shares of Common Stock. For purposes of this Section 2.2(k), a “net short position” means a sale of Common Stock by a Purchaser that is marked as a short sale and that is made at a time when there is no equivalent offsetting long position in Common Stock held by such Purchaser.

(l) Independent Advice. Each Purchaser understands that the Company urges the Purchaser to seek independent advice from professional advisors relating to the suitability for the Purchaser of an investment in the Company in view of the Purchaser’s overall financial needs and with respect to legal and tax implications of such an investment.

ARTICLE III

COVENANTS

The Company covenants with each Purchaser as follows, which covenants are for the benefit of each Purchaser and their respective permitted assignees.

Section 3.1 Securities Compliance. The Company shall notify the Commission in accordance with its rules and regulations, of the transactions contemplated by any of the Transaction Documents and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Purchasers, or their respective subsequent holders.

Section 3.2 Registration. The Company shall cause its Common Stock to continue to be registered under Section 12(b) or Section 12(g) of the Exchange Act, to comply in all respects with its reporting and filing obligations under the Exchange Act, to comply with all requirements related to any registration statement filed pursuant to this Agreement, and to not take any action or file any document (whether or not permitted by the Securities Act or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein.

Section 3.3 Inspection Rights. The Company shall permit, during normal business hours and upon reasonable request and reasonable notice, each Purchaser or any employees, agents or representatives thereof, so long as such Purchaser shall be entitled hereunder to purchase the Shares or shall beneficially own any Shares or Warrant Shares, for purposes reasonably related to such Purchaser’s interests as a shareholder to examine and make reasonable copies of the records and books of account of, and visit and inspect the properties, assets, operations and business of the Company, and to discuss the affairs, finances and accounts of the Company with any of its officers, consultants, directors, and key employees; provided, however, that any such access or furnishing of information shall be conducted at the Purchaser’s expense, under the supervision of the Company’s personnel and in such manner as not to interfere with the normal operations of the Company’s business.

Section 3.4 Compliance with Laws. The Company shall comply with all applicable laws, rules, regulations and orders, noncompliance with which would be reasonably likely to have a Material Adverse Effect.

Section 3.5 Keeping of Records and Books of Account. The Company shall keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company.

Section 3.6 Reporting Requirements. If the Commission ceases making the Company’s periodic reports available via the Internet without charge, then the Company shall, promptly after filing with the Commission, furnish the following to each Purchaser so long as such Purchaser shall be entitled hereunder to purchase the Securities or shall beneficially own Shares or Warrant Shares:

(a) Quarterly Reports filed with the Commission on Form 10-QSB;

(b) Annual Reports filed with the Commission on Form 10-KSB; and

(c) Copies of all notices, information and proxy statements in connection with any meetings, that are, in each case, provided to holders of shares of Common Stock, contemporaneously with the delivery of such notices or information to such holders of Common Stock.

Section 3.7 Other Agreements. The Company shall not enter into any agreement in which the terms of such agreement would restrict or impair the right or ability of the Company to perform its obligations under any Transaction Document.

Section 3.8 Use of Proceeds. The net proceeds from the sale of the Shares will be used by the Company for working capital and general corporate purposes, and except for any redemption of the Preferred Stock, and not to redeem any Common Stock or securities convertible, exercise or exchangeable into Common Stock or to settle any outstanding litigation.

Section 3.9 Reporting Status. So long as any Purchaser beneficially owns at least five percent (5%) of the Shares, the Company shall timely file all reports required to be filed with the Commission pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination. Subject to the terms of the Transaction Documents, the Company further covenants that it will take such further action as the Purchasers may reasonably request, all to the extent required from time to time to enable the

Purchasers to sell the Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act. Upon the request of the Purchasers, the Company shall deliver to the Purchasers a written certification of a duly authorized officer as to whether it has complied with such requirements. The Company shall file all reports required to be filed by the Company with the Commission in a timely manner.

Section 3.10 Disclosure of Transaction. The Company shall issue a press release describing the material terms of the transactions contemplated hereby (the “Press Release”) no later than 9:00 a.m. Eastern Time on the first trading day following the date hereof. The Company shall also file with the Commission a Current Report on Form 8-K (the “Form 8-K”) describing the material terms of the transactions contemplated hereby (and attaching as exhibits thereto this Agreement, the form of Warrant and the Press Release) as soon as practicable following the date hereof, which Press Release and Form 8-K shall be subject to prior review and comment by the Purchasers.

Section 3.11 Disclosure of Material Information. The Company covenants and agrees that neither it nor any other person acting on its behalf has provided or will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company.

Section 3.12 Form D. The Company agrees to file a Form D with respect to the Securities as required by Rule 506 under Regulation D and, upon a Purchaser’s request, to provide a copy thereof to the Purchasers promptly after such filing.

Section 3.13 No Integrated Offerings. The Company shall not make any offers or sales of any security (other than the Securities being offered or sold hereunder) under circumstances that would require registration of the Securities being offered or sold hereunder under the Securities Act.

Section 3.14 Pledge of Securities. The Company acknowledges and agrees that the Securities may be pledged by a Purchaser in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Common Stock. The pledge of Common Stock shall not be deemed to be a transfer, sale or assignment of the Common Stock hereunder, and no Purchaser effecting a pledge of Common Stock shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document; provided that a Purchaser and its pledgee shall be required to comply with the provisions of Article V hereof in order to effect a sale, transfer or assignment of Common Stock to such pledgee. At the Purchasers’ expense, the Company hereby agrees to execute and deliver such documentation as a pledgee of the Common Stock may reasonably request in connection with a pledge of the Common Stock to such pledgee by a Purchaser.

Section 3.15 Confidentiality. Each party agrees that it will not disclose and it will cause its officers, directors, employees, representatives, agents, and advisers not to disclose, any Confidential Information (as hereinafter defined) with respect to the other party furnished, at any time or in any manner, provided that (i) any disclosure of such information may be made to which the Company and Purchaser consent in writing; and (ii) such information may be disclosed if so required by law or regulatory authority. “Confidential Information” means information or knowledge obtained in any due diligence or other investigation relating to the negotiation and execution of this Agreement, information relating to the terms of the transactions contemplated hereby and any information identified as confidential in writing from one party to the other; provided, however, that Confidential Information shall not include information or knowledge that (a) becomes generally available to the public absent any breach of this Section 3.15, (b) was available on a non-confidential basis to a party prior to its disclosure pursuant to this Agreement, or (c) becomes available on a non-confidential basis from a third party who is not bound to keep such information confidential.

Section 3.16 Reasonable Best Efforts. Each of the parties hereto shall use its reasonable best efforts to satisfy each of the conditions to be satisfied by it as provided in Sections 4.1 and 4.2 of this Agreement.

Section 3.17 Board Representation. As long the Purchasers beneficially own at least twenty percent (20%) of the Shares, the Company agrees to take such actions as are necessary or appropriate, and each of the signatories to this Agreement, including, but not limited to each entity and individual set forth on the Purchasers Schedule, as such schedule is amended (each a “Signatory”) agrees to vote all of the voting securities now owned or hereafter acquired by him and to take such other actions as are necessary or appropriate, so as to cause the election of one director candidate designated by the Purchasers (the “Purchaser Candidate”) as a member of the Board. The Purchaser Candidate shall only be removed from the Board at the request of the Purchasers. In the event the Purchaser Candidate dies, resigns, is removed or otherwise ceases to serve as a member of the Board, then the Purchasers shall promptly designate a successor.

Section 3.18 Shareholders’ Meeting. If required by applicable law in order to accord voting rights to the Shares (the “Attachment of Voting Rights”), the Company, acting through the Board, shall, in accordance with applicable law and the Articles and Bylaws, (i) duly call, give notice of, convene and hold an annual or special meeting of its shareholders as promptly as practicable following the Closing Date (but in no event later than May 31, 2007) for the purpose of considering and taking action on the Attachment of Voting Rights (the “Shareholders’ Meeting”) and (ii) (A) include in any proxy or information statement delivered to shareholders of the Company in connection with the Shareholders’ Meeting, and not subsequently withdraw or modify in any manner adverse to the Purchasers, the unanimous recommendation of the Board that the shareholders of the Company approve and adopt the Attachment of Voting Rights and (B) use its best efforts to obtain such approval and adoption. At the Shareholders’ Meeting, each Signatory shall cause all Shares and shares of Common Stock then owned by him, her or it and his, her or its affiliates to be voted in favor of the approval and adoption of the Attachment of Voting Rights.

Section 3.19 Due Diligence Investigation. Sherbrooke shall complete the Due Diligence Investigation on or before January 17, 2007.

ARTICLE IV

CONDITIONS

Section 4.1 Conditions Precedent to the Obligation of the Company to Close and to Sell the Securities. The obligation hereunder of the Company to close and issue and sell the Securities to the Purchasers is subject to the satisfaction or waiver, at or before the Closing, of the conditions set forth below. These conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.

(a) Accuracy of the Purchasers’ Representations and Warranties. The representations and warranties of each Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

(b) Performance by the Purchasers. Each Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Purchaser at or prior to the Closing Date.

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(d) Delivery of Purchase Price. The Purchasers shall have delivered to the Company the Purchase Price for the Shares to be purchased by each Purchaser.

Section 4.2 Conditions Precedent to the Obligation of the Purchasers to Close and to Purchase the Securities. The obligation hereunder of each Purchaser to purchase the Securities and consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver, at or before the Closing Date, of each of the conditions set forth below. These conditions are for the Purchaser’s sole benefit and may be waived by the Purchaser at any time in its sole discretion.

(a) Accuracy of the Company’s Representations and Warranties. Each of the representations and warranties of the Company in this Agreement and the other Transaction Documents shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of such date.

(b) Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

(c) NASDAQ Delisting. NASDAQ shall have provided the Company with confirmation satisfactory to the Purchasers that the Common Stock has been delisted from NASDAQ.

(d) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(e) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company, or any of the officers, directors or affiliates of the Company seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

(f) Shares and Warrants. The Company shall have delivered to the Purchasers certificates representing the Shares (in such denominations as each Purchaser may request) and the Warrants (in such denominations as each Purchaser may request) duly executed by the Company, in each case, being acquired by the Purchasers at the Closing.

(g) Secretary’s Certificate. The Company shall have delivered to the Purchasers a secretary’s certificate, dated as of the Closing Date, as to (i) the resolutions adopted by the Board of Directors approving the transactions contemplated hereby, (ii) the Articles, (iii) the Bylaws, each as in effect at the Closing, and (iv) the authority and incumbency of the officers of the Company executing the Transaction Documents and any other documents required to be executed or delivered in connection therewith.

(h) Officer’s Certificate. On the Closing Date, the Company shall have delivered to the Purchasers a certificate signed by an executive officer on behalf of the Company, dated as of the Closing Date, confirming the accuracy of the Company’s representations, warranties and its compliance with covenants as of the Closing Date and confirming the compliance by the Company with the conditions precedent set forth in paragraphs (b)-(e) of this Section 4.2 as of the Closing Date (provided that, with respect to the matters in paragraphs (d) and (e) of this Section 4.2, such confirmation shall be based on the knowledge of the executive officer).

(i) Material Adverse Effect. No Material Adverse Effect shall have occurred at or before the Closing Date.

(j) Due Diligence Investigation. The Purchasers shall have completed the Due Diligence Investigation and shall have been satisfied with the results thereof.

(k) Board Participation. The Purchasers Schedule shall include Michael R. Wigley, Robert S. Langer, Gerard E. Puorro, Gary S. Kohler and Harry G. Mitchell, and each of such individuals shall execute and deliver a counterpart signature page to this Agreement and shall become a Purchaser hereunder with all the rights and obligations of a Purchaser.

ARTICLE V

CERTIFICATE LEGEND

Section 5.1 Legend. Each certificate representing the Securities shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities or “blue sky” laws):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

The Company agrees to reissue certificates representing any of the Shares and the Warrant Shares, without the legend set forth above if at such time, prior to making any transfer of any such Shares or Warrant Shares, such holder thereof shall give written notice to the Company describing the manner and terms of such transfer and removal as the Company may reasonably request. Such proposed transfer and removal will not be effected until: (a) either (i) the Company has received an opinion of counsel reasonably satisfactory to the Company, to the effect that the registration of the Shares or Warrant Shares under the Securities Act is not required in connection with such proposed transfer, (ii) a registration statement under the Securities Act covering such proposed disposition has been filed by the Company with the Commission and has become and remains effective under the Securities Act, (iii) the Company has received other evidence reasonably satisfactory to the Company that such registration and qualification under the Securities Act and state securities laws are not required, or (iv) the holder provides the Company with reasonable assurances that such security can be sold pursuant to Rule 144 under the Securities Act; and (b) either (i) the Company has received an opinion of counsel reasonably satisfactory to the Company, to the effect that registration or qualification under the securities or “blue sky” laws of any state is not required in connection with such proposed disposition, or (ii) compliance with applicable state securities or “blue sky” laws has been effected or a valid exemption exists with respect thereto. The Company will respond to any such notice from a holder within three (3) trading days. In the case of any proposed transfer under this Section 5.1, the Company will use reasonable efforts to comply with any such applicable state securities or “blue sky” laws, but shall in no event be required, (x) to qualify to do business in any state where it is not then qualified, or (y) to take any action that would subject it to tax or to the general service of process in any state where it is not then subject. The restrictions on transfer contained in this Section 5.1 shall be in addition to, and not by way of limitation of, any other restrictions on transfer contained in any other section of this Agreement. Whenever a certificate representing the Shares or Warrant Shares is required to be issued to a Purchaser without a legend, in lieu of delivering physical certificates representing the Shares or Warrant Shares, provided the Company’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program, the Company shall cause its transfer agent to electronically transmit the Shares or Warrant Shares to a Purchaser by crediting the account of such Purchaser’s Prime Broker with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system (to the extent not inconsistent with any provisions of this Agreement).

ARTICLE VI

INDEMNIFICATION

Section 6.1 General Indemnity. The Company agrees to indemnify and hold harmless the Purchasers (and their respective directors, officers, agents, managers, partners, members, affiliates, successors and assigns) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred by the Purchasers and their directors, officers, agents, managers, partners, members, shareholders, affiliates, successors and assigns as a result of any inaccuracy in or breach of the representations, warranties or covenants made by the Company herein. Each Purchaser severally but not jointly agrees to indemnify and hold harmless the Company and its directors, officers, affiliates, agents, successors and assigns from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred by the Company and its directors, officers, affiliates, agents, successors and assigns as a direct result of any inaccuracy in or breach of the representations, warranties or covenants made by such Purchaser herein. The maximum aggregate liability of each Purchaser pursuant to its indemnification obligations under this Article VI shall not exceed the portion of the Purchase Price paid by such Purchaser hereunder.

Section 6.2 Indemnification Procedure. Any party entitled to indemnification under this Article VI (an “indemnified party”) will give written notice to the indemnifying party of any matters giving rise to a claim for indemnification; provided, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article VI except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action, proceeding or claim is brought against an indemnified party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of the indemnifying party a conflict of interest between it and the indemnified party exists with respect to such action, proceeding or claim (in which case the indemnifying party shall be responsible for the reasonable fees and expenses of one separate counsel for the indemnified parties), to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. In the event that the indemnifying party advises an indemnified party that it will not contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the indemnified party’s costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party which relates to such action or claim. The indemnifying party shall keep the indemnified party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. The indemnifying party shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent which consent shall not be unreasonably withheld. Notwithstanding anything in this Article VI to the contrary, the indemnifying party shall not, without the indemnified party’s prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the indemnified party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the indemnified party of a release from all liability in respect of such claim. The indemnification required by this Article VI shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, so long as the indemnified party irrevocably agrees to refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification. The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and (b) any liabilities the indemnifying party may be subject to pursuant to the law.

ARTICLE VII

TERMINATION

Section 7.1 Termination. This Agreement may be terminated at any time prior to the Closing:

(a) by the Purchasers if, between the date hereof and the Closing: (A) an event or condition occurs that has resulted in a Material Adverse Effect, (B) any representations and warranties of the Company contained in this Agreement (1) that are not qualified by “materiality” or “Material Adverse Effect” shall not have been true and correct in all material respects when made or (2) that are qualified by “materiality” or “Material Adverse Effect” shall not have been true and correct when made, (C) the Company shall not have complied in all material respects with the covenants or agreements contained in this Agreement to be complied with by it or (D) the Company makes a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against the Company seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of its debts under any law relating to bankruptcy, insolvency or reorganization;

(b) by the Company if, between the date hereof and the Closing, the Purchasers shall not have complied in all material respects with the covenants or agreements contained in this Agreement to be complied with by them;

(c) by the Purchasers if for any reason the Closing shall not have occurred before January 31, 2007 as a result of the failure of any closing condition set forth in Section 4.2 to be satisfied or waived or otherwise; or

(d) by the mutual written consent of the Company and the Purchasers.

Section 7.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability on the part of either party hereto except (a) as set forth in Section 8.1 and (b) that nothing herein shall relieve either party hereto from liability for any breach of this Agreement.

MISCELLANEOUS

Section 8.1 Fees and Expenses. Each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement, provided that the Company shall pay all actual attorneys’ fees and expenses (including disbursements and out-of-pocket expenses) for one counsel to the Purchasers incurred by the Purchasers in connection with (i) the preparation, negotiation, execution and delivery of this Agreement and the other Transaction Documents and the transactions contemplated thereunder and the performance of a due diligence investigation of the Company, which payment shall be made at Closing and shall not exceed $40,000 (exclusive of disbursements and out-of-pocket expenses). In addition, the Company shall pay all reasonable fees and expenses incurred by the Purchasers in connection with the enforcement of this Agreement or any of the other Transaction Documents, including, without limitation, all reasonable attorneys’ fees and expenses.

Section 8.2 Specific Performance; Consent to Jurisdiction; Venue.

(a) The Company and the Purchasers acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the other Transaction Documents are not performed in accordance with their specific terms or are otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement or the other Transaction Documents and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

(b) The parties agree that venue for any dispute arising under this Agreement will lie exclusively in the state or federal courts located in New York County, New York, and the parties irrevocably waive any right to raise forum non conveniens or any other argument that New York is not the proper venue. The parties irrevocably consent to personal jurisdiction in the state and federal courts of the state of New York. The Company and each Purchaser consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 8.2 shall affect or limit any right to serve process in any other manner permitted by law. The Company and the Purchasers hereby agree that the prevailing party in any suit, action or proceeding arising out of or relating to the Securities or this Agreement, shall be entitled to reimbursement for reasonable legal fees from the non-prevailing party.

Section 8.3 Entire Agreement; Amendment. This Agreement and the Transaction Documents contain the entire understanding and agreement of the parties with respect to the matters covered hereby and, except as specifically set forth herein or in the other Transaction Documents, neither the Company nor any Purchaser make any representation, warranty, covenant or undertaking with respect to such matters, and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein. Following the Closing, no provision of this Agreement may be waived or amended other than by a written instrument signed by the Company and the Purchasers holding at least a majority of all Shares then held by the Purchasers. Any amendment or waiver effected in accordance with this Section 8.3 shall be binding upon each Purchaser (and their permitted assigns) and the Company.

Section 8.4 Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company:	Sontra Medical Corporation
10 Forge Parkway
Franklin, MA 02038
Attention: Chief Executive Officer
Tel. No.: (508) 553-8850
Fax No.: (508) 553-8760

with copies (which copies shall not constitute notice to the Company) to:	Thomas B. Rosedale
BRL Law Group LLC
31 St. James Avenue, Suite 850
Boston, MA 02116
Tel. No.: (617) 399-6931
Fax No.: (617) 399-6930

If to any Purchaser:	At the address of such Purchaser set forth on Exhibit A to this Agreement, with copies to such Purchaser’s counsel (which copies shall not constitute notice to such Purchaser) as set forth on Exhibit A or as specified in writing by such Purchaser.

with copies to:	Greenberg Traurig, LLP
The Met Life Building
200 Park Avenue
New York, New York 10166
Attention: Michael D. Helsel, Esq.
Tel. No.: (212) 801-6962
Fax No.: (212) 805-6400

Any party hereto may from time to time change its address for notices by giving written notice of such changed address to the other parties hereto.

Section 8.5 Waivers. No waiver by any party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

Section 8.6 Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

Section 8.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. After the Closing, the assignment by a party to this Agreement of any rights hereunder shall not affect the obligations of such party under this Agreement. Subject to Section 5.1 hereof, the Purchasers may assign the Securities and its rights under this Agreement and the other Transaction Documents and any other rights hereto and thereto without the consent of the Company.

Section 8.8 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

Section 8.9 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

Section 8.10 Survival. The representations and warranties of the Company and the Purchasers shall survive the execution and delivery hereof and the Closing.

Section 8.11 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart.

Section 8.12 Publicity. The Company agrees that it will not disclose, and will not include in any public announcement, the names of the Purchasers without the consent of the Purchasers, which consent shall not be unreasonably withheld or delayed, or unless and until such disclosure is required by law, rule or applicable regulation, and then only to the extent of such requirement.

Section 8.13 Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

Section 8.14 Further Assurances. From and after the date of this Agreement, upon the reasonable request of the Purchasers or the Company, the Company and each Purchaser shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement and the Warrants.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

SONTRA MEDICAL CORPORATION

By:	/s/ Harry Mitchell
Name: Harry Mitchell Title: Interim Chief Executive Officer

SHERBROOKE PARTNERS, LLC

By:	/s/ Matthew Balk
Name: Matthew Balk Title:

EXHIBIT A

LIST OF PURCHASERS

Investors:

Names and Addresses of Purchasers	# of Shares Purchased	# of Warrants Received	Amount Invested
1. Sherbrooke Partners, LLC 570 Lexington Avenue New York, NY 10021	4,800,000	1,200,000	$480,000

Total:	4,800,000	1,200,000	$480,000

Directors and Executive Officers:

Names and Addresses of Purchasers	# of Shares Purchased	# of Warrants Received	Amount Invested
1. Michael R. Wigley	600,000	162,500	$60,000
2. Robert S. Langer	250,000	62,500	$25,000
3. Gerard E. Puorro	200,000	50,000	$20,000
4. Gary S. Kohler	100,000	25,000	$10,000
5. Harry G. Mitchell	50,000	12,500	$5,000
Total:	1,200,000	300,000	$120,000

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EXHIBIT B

FORM OF WARRANT

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EXHIBIT C

INVESTOR QUESTIONNAIRE CERTIFICATION

SONTRA MEDICAL CORPORATION

INVESTOR QUESTIONNAIRE

(ALL INFORMATION WILL BE TREATED CONFIDENTIALLY)

To:	Sontra Medical Corporation

This Purchaser Questionnaire (“Questionnaire”) must be completed by each potential investor in connection with the offer and sale of the shares of restricted common stock and warrants of Sontra Medical Corporation (the “Securities”). The Securities are being offered and sold by Sontra Medical Corporation (the “Company”) without registration under the Securities Act of 1933, as amended (the “Act”), and the securities laws of certain states, in reliance on the exemptions contained in Section 4(2) of the Act and on Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws. The Company must determine that a potential investor meets certain suitability requirements before offering or selling Securities to such investor. The purpose of this Questionnaire is to assure the Company that each investor will meet the applicable suitability requirements. The information supplied by you will be used in determining whether you meet such criteria, and reliance upon the private offering exemptions from registration is based in part on the information herein supplied. This Questionnaire does not constitute an offer to sell or a solicitation of an offer to buy any security. Your answers will be kept strictly confidential. However, by signing this Questionnaire, you will be authorizing the Company to provide a completed copy of this Questionnaire to such parties as the Company deems appropriate in order to ensure that the offer and sale of the Securities will not result in a violation of the Act or the securities laws of any state and that you otherwise satisfy the suitability standards applicable to purchasers of the Securities. All potential investors must answer all applicable questions and complete, date and sign this Questionnaire. Please print or type your responses and attach additional sheets of paper if necessary to complete your answers to any item.

A.	BACKGROUND INFORMATION

Name: _______________________________________________________________________________________________

Business Address: ______________________________________________________________________________________

                                                                         (Number and Street)

_____________________________________________________________________________________________________

(City)                                                         (State)                                                                                      (Zip Code)

Telephone Number: _____________________________

If an individual:

Age: __________ Citizenship: ____________

If a corporation, partnership, limited liability company, trust or other entity:

Type of entity: _________________________________________________________________________________________

State of formation:______________________ Date of formation: ____________________

Social Security or Taxpayer Identification No. ________________________________________________________________

B.	STATUS AS ACCREDITED INVESTOR

The undersigned is an “accredited investor” as such term is defined in Regulation D under the Act, and at the time of the offer and sale of the Securities the undersigned falls and will fall within one or more of the following categories (Please initial one or more, as applicable): 1

1 As used in this Questionnaire, the term “net worth” means the excess of total assets over total liabilities. In computing net worth for the purpose of subsection (4), the principal residence of the investor must be valued at cost, including cost of improvements, or at recently appraised value by an institutional lender making a secured loan, net of encumbrances. In determining income, the investor should add to the investor’s adjusted gross income any amounts attributable to tax exempt income received, losses claimed as a limited partner in any limited partnership, contributions to an IRA or KEOGH retirement plan, alimony payments, and any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income.

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____ (1)        a bank as defined in Section 3(a)(2) of the Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in Section 2(13) of the Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with the investment decisions made solely by persons that are accredited investors;

____ (2)        a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

____ (3)        an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Securities offered, with total assets in excess of $5,000,000;

____ (4)        a natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of such person’s purchase of the Securities exceeds $1,000,000;

____ (5)        a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

____ (6)        a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D; and

____ (7)        an entity in which all of the equity owners are accredited investors (as defined above).

IN WITNESS WHEREOF, the undersigned has executed this Questionnaire this ____ day of __________, 2006, and declares under oath that it is truthful and correct.

_____________________________________________

Print Name

By:__________________________________________

Signature

Title:_________________________________________

(required for any purchaser that is a corporation,

partnership, limited liability company, trust or

other entity)

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